Exhibit 99.1

Opexa Provides Key Quality of Life Data on Tovaxin® for Multiple Sclerosis

Tovaxin® Multiple Sclerosis therapy shows significant improvement in visual impairment;
TERMS data accepted for presentation at American Academy of Neurology 2009 Annual Meeting

THE WOODLANDS, Texas--(BUSINESS WIRE)--March 5, 2009--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as multiple sclerosis (MS) and diabetes, today announced an update on the continuing analysis of the company’s Phase IIb TERMS clinical trial (Tovaxin® for Early Relapsing Multiple Sclerosis) for the treatment of MS. An analysis of the MS Quality of Life Inventory Data (MSQLI) from the 150 patient study has shown that in the complete modified intent to treat (mITT) population (n=142), patients treated with Tovaxin demonstrated a statistically significant improvement in the Impact of Visual Impairment Scale scores (p=0.028) compared to those on placebo. This improvement was observed within six months of completing the full course of treatment.

Visual problems are a common, often disabling symptom in MS and according to the National Multiple Sclerosis Society can affect over 40% of patients. The Impact of Visual Impairment Scale consists of 5 items that assess the extent to which various activities dependent upon vision are affected by MS-related visual problems. In the other measures defined by the Health Status Questionnaire (SF-36) there was no significant change or worsening in any of the additional ten components comprising the evaluation.

In a further analysis of the MSQLI data in patients with more active disease that comprise the prospective cohort at the center of the company’s evaluation (n=50), patients treated with Tovaxin demonstrated a statistically significant improvement in the Medical Outcomes Study Social Support Survey score compared to those on placebo (p=0.005). Similarly, there was no significant change or worsening in any of the other evaluable parameters within the prospective cohort.

An abstract highlighting key clinical, magnetic resonance imaging (MRI), epitope and Quality of Life data from the landmark TERMS study has been accepted as a poster presentation at the 61st Annual Meeting of the American Academy of Neurology (AAN) in April 2009. The presentation will be given by Edward Fox, MD, PhD, director of the Multiple Sclerosis Clinic of Central Texas and the study’s principal investigator and co-author of the TERMS study.

“The continuing analysis of the Tovaxin data has yielded numerous interesting pieces of data, and I am looking forward to presenting some of these at the AAN meeting. A subgroup analysis of patients with more active MS supports the efficacy and superior safety of this therapy for the treatment of MS,” stated Dr. Fox. “Since the manufacturing of Tovaxin is tailored to match each individual’s disease profile, the potential benefit to patients could be substantial.”

“We continue to advance our partnering discussions for both our T-cell technology in MS and stem cell technology in diabetes and are evaluating a number of strategic opportunities,” commented Neil K. Warma, Opexa’s president and chief executive officer. “The addition of the MSQLI data further demonstrates that Tovaxin continues to hold significant promise as one of the safest and most effective treatments for MS currently in development, a market that currently exceeds $6 billion and yet a disease area with a continuing severe unmet medical need.”

About the TERMS study

Data from the TERMS Phase IIb clinical study with Tovaxin in MS demonstrated the following:

  Promising Efficacy in patients with more advanced disease
    55% reduction in the Annualized Relapse Rate (ARR) observed in Tovaxin treated patients
    87% reduction in ARR observed in Tovaxin patients after the full course of treatment was administered (p=0.039)
    Statistically significant improvement in disability (p=0.045) as measured by EDSS observed in Tovaxin treated patients (28.1% showing improvement with Tovaxin vs. 5.6% with placebo)
    88% reduction in brain atrophy when treated with Tovaxin
    59% reduction in absolute T-2 lesion volume
  Excellent Safety
    No serious adverse events (SAEs) associated with Tovaxin treatment in the Phase IIb TERMS study
    No serious adverse events associated with Tovaxin in either of the previously conducted Phase I/II clinical studies
  Ease of Administration
    Patient compliance may be improved with Tovaxin’s treatment regimen of five subcutaneous injections per year
  Epitope data
    An analysis of the immunology data collected from several thousand patient samples is yielding valuable information on MS biomarkers and Tovaxin mechanism of action
    Tovaxin appears to reduce myelin peptide reactivity and reduce the risk of relapse over time.

About Tovaxin for MS

Tovaxin is an individualized T-cell therapeutic vaccine that consists of attenuated patient-specific myelin-reactive T-cells against peptides of proteins from Myelin basic protein (MBP), Myelin oligodendrocyte glycoprotein (MOG) and Proteolipid protein (PLP) or combinations thereof. Tovaxin’s dual mechanism of action combats the demyelination of the nerve fibers in the central nervous system, the underlying cause of MS. Clinical results have demonstrated that Tovaxin produces the following therapeutic effects:

  Anti-idiotypic effect - Induces an immune response that depletes and regulates the circulating pathogenic myelin-reactive T-cells that attack the myelin sheath of nerve fibers.
  Anti-ergotypic effect - Rebalances the overall immune system by causing a shift from pathogenic inflammatory T-cells to anti-inflammatory T-cells.

Tovaxin is manufactured in Opexa’s in-house cGMP facility.

About Opexa

Opexa Therapeutics develops and commercializes cell therapies to treat autoimmune diseases such as multiple sclerosis, rheumatoid arthritis and diabetes. The Company is focused on autologous cellular therapy applications of its proprietary T-cell and stem cell therapies. The Company's lead product is Tovaxin, a T-cell therapy for multiple sclerosis that recently completed Phase IIb trials. The Company holds the exclusive worldwide license for adult multipotent stem cells derived from mononuclear cells of peripheral blood. The technology allows large quantities of monocyte-derived stem cells to be produced efficiently for use in autologous therapy, thus circumventing the threat of rejection. The Company is in preclinical development for diabetes mellitus. For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of collaborative relationships, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-719-3437
nwarma@opexatherapeutics.com